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                                                                    EXHIBIT 23.1

               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

     We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333-17029) pertaining to the 1996 Equity Incentive Plan, Employee Stock Purchase Plan, 1996 Non-Employee Directors' Stock Option Plan and the Non-Plan Option Grants of Aviron, of our report dated February 13, 1998, with respect to the financial statements of Aviron included in the Annual Report (Form 10-K) for the year ended December 31, 1997.

                                                 /s/ ERNST & YOUNG LLP

Palo Alto, California
March 13, 1998